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                 NORTHSTAR COMPUTER FORMS, INC. AND SUBSIDIARY

                                  EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                      Three Months Ended      Six  Months Ended
                                           April 30                April 30
                                       1996        1995        1996        1995
                                       ----        ----        ----        ----
NET EARNINGS                        $  150,207  $  389,980  $  232,943  $  657,199

EARNINGS PER SHARE
Primary:
   Net earnings                     $      .09  $      .22  $      .14  $      .37
                                    ----------  ----------  ----------  ----------
Fully diluted (1):
   Net earnings                     $      .09  $      .22  $      .14  $      .37
                                    ----------  ----------  ----------  ----------
AVERAGE NUMBER OF
COMMON AND COMMON
EQUIVALENT SHARES

Primary:
   Weighted average number of
   common shares outstanding         1,715,531   1,705,568   1,715,531   1,705,568
Common equivalent shares:
   Dilutive stock options, using
   Treasury Stock Method                22,701      55,538      22,701      55,538
                                    ----------  ----------  ----------  ----------
                                     1,738,232   1,761,106   1,738,232   1,761,106
                                    ----------  ----------  ----------  ----------
                                    ----------  ----------  ----------  ----------
Fully diluted (1)
   Weighted average number of
   common shares outstanding         1,715,531   1,705,568   1,715,531   1,705,568
Common equivalent shares:
   Dilutive stock options, using
   Treasury Stock Method                22,701      55,538      22,701      55,538
                                    ----------  ----------  ----------  ----------
                                     1,738,232   1,761,106   1,738,232   1,761,106
                                    ----------  ----------  ----------  ----------

(1)  This calculation is submitted in accordance with Regulation S-K Item 601
     (b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%